SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 24, 2013

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	000-22750	33-0224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500
San Diego, CA 92108
(Address of principal executive office)
Issuer's telephone number:  (619) 881-2800

Section 1  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On December 24, 2013, Royale Energy, Inc. (the “Company”), entered into an agreement between the Company, as buyer, and North Island Financial Credit Union as seller, for the purchase of commercial property in San Diego, California, for a purchase price of $2,000,000, of which $500,000 was paid in cash on the date of purchase, and $1,500,000 was borrowed from an unaffiliated financial institution pursuant to a note secured by the property being purchased.

Section 2  Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 2.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: December 30, 2013	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co- President, Co-Chief Executive Officer and Chief Financial Officer